Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Equinox Holdings, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2004 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott Rosen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material respects, the financial conditions and result of operations of the Company.

/s/ SCOTT ROSEN

Equinox Holdings, Inc.
Executive Vice President and Chief Financial Officer (principal financial, accounting officer)

December 13, 2004